Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Chris Lewis

Director, Investor Relations, Corporate Strategy & Development (949) 481-0510

clewis@glaukos.com

Glaukos Corporation Announces Fourth Quarter and Full Year 2020
Financial Results

San Clemente, CA – February 25, 2021 – Glaukos Corporation (NYSE: GKOS), an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases, today announced financial results for the fourth quarter and full year ended December 31, 2020. Key highlights include:

●	Net sales of $73.2 million in Q4 2020, compared to $65.8 million in Q4 2019.
●	Glaucoma net sales of $58.4 million and Corneal Health net sales of $14.9 million in Q4 2020.
●	Gross margin of approximately 73% and non-GAAP gross margin of approximately 83% in Q4 2020.
●	Operating expenses of $65.0 million and non-GAAP operating expenses of $61.5 million in Q4 2020.

“Our solid fourth quarter performance marks the end of an unprecedented year in which our teams displayed an unwavering commitment to advance our key strategic priorities and execute our plans despite the unique challenges associated with the ongoing COVID-19 pandemic,” said Thomas Burns, Glaukos president and chief executive officer. “While we maintain near-term caution as uncertainties associated with COVID-19 persist, I am confident in our execution and the longer-term fundamental prospects of our business remain strong as we advance our mission to transform the treatment of chronic eye diseases for the benefit of patients worldwide.”

Fourth Quarter 2020 Financial Results

Net sales increased 11% in the fourth quarter of 2020 to $73.2 million, compared to $65.8 million in the same period in 2019.

Gross margin for the fourth quarter of 2020 was approximately 73%, compared to approximately 76% in the same period in 2019. Non-GAAP gross margin for the fourth quarter of 2020 was approximately 83%, compared to approximately 85% in the same period in 2019.

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2020 decreased 27% to $43.8 million, compared to $59.6 million in the same period in 2019. Non-GAAP SG&A expenses for the fourth quarter of 2020 rose 6% to $40.2 million, compared to $38.0 million in the same period in 2019.

Research and development (R&D) expenses for the fourth quarter of 2020 rose 6% to $21.2 million, compared to $20.0 million in the same period in 2019. Non-GAAP R&D expenses for the fourth quarter of 2020 rose 6% to $21.3 million, compared to $20.0 million in the same period in 2019.

Loss from operations in the fourth quarter of 2020 was $11.4 million, compared to operating loss of $29.7 million in the fourth quarter of 2019. Non-GAAP loss from operations in the fourth quarter of 2020 was $0.4 million, compared to non-GAAP operating loss of $2.3 million in the fourth quarter of 2019.

Net loss in the fourth quarter of 2020 was $10.6 million, or ($0.24) per diluted share, compared to net income of $36.6 million, or $0.84 per diluted share, in the fourth quarter of 2019. Non-GAAP net loss in the fourth quarter of 2020 was $0.8 million, or ($0.02) per diluted share, compared to non-GAAP net loss of $2.4 million, or ($0.06) per diluted share, in the fourth quarter of 2019.

Full Year 2020 Financial Results

Net sales decreased 5% in 2020 to $225.0 million, compared to $237.0 million in 2019.

Gross margin for 2020 was approximately 59%, compared to approximately 84% in 2019. Non-GAAP gross margin for 2020 was approximately 83%, compared to approximately 86% in 2019.

Selling, general and administrative (SG&A) expenses in 2020 decreased 3% to $171.4 million, compared to $176.6 million in 2019. Non-GAAP SG&A expenses in 2020 rose 10% to $152.3 million, compared to $139.1 million in 2019.

Research and development (R&D) expenses in 2020 rose 25% to $85.4 million, compared to $68.3 million in 2019. Non-GAAP R&D expenses in 2020 rose 21% to $82.9 million, compared to $68.3 million in 2019.

Loss from operations in 2020 was $123.6 million, compared to operating loss of $50.3 million in 2019. Non-GAAP loss from operations in 2020 was $48.2 million, compared to non-GAAP operating loss of $3.1 million in 2019.

Net loss in 2020 was $120.3 million, or ($2.70) per diluted share, compared to net income of $15.4 million, or $0.37 per diluted share, in 2019. Non-GAAP net loss in 2020 was $51.1 million, or ($1.15) per diluted share, compared to non-GAAP net loss of $3.8 million, or ($0.10) per diluted share, in 2019.

The company ended the fourth quarter of 2020 with $413.9 million in cash and cash equivalents, short-term investments and restricted cash.

First Quarter 2021 Revenue Guidance

The company expects the first quarter of 2021 net sales to increase approximately 15% to 20% compared to the first quarter of 2020.

Webcast & Conference Call

The company will host a conference call and simultaneous webcast today at 1:30 p.m. PST (4:30 p.m. EST) to discuss the results and provide additional information about the company’s financial outlook. A link to the webcast is available on the company’s website at http://investors.glaukos.com. To participate in the conference call, please dial 833-231-8262 (U.S.) or 647-689-4107 (international) and enter Conference ID 4167849. A replay of the webcast will be archived on the company’s website following completion of the call.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases. The company pioneered Micro-Invasive Glaucoma Surgery, or MIGS, to revolutionize the traditional glaucoma treatment and management paradigm. Glaukos launched the iStent®, its first MIGS device, in the United States in 2012, its next-generation iStent inject® device in the United States in 2018 and most recently, its iStent inject W device in the United States in 2020. In corneal health, Glaukos’ proprietary suite of single-use, bio-activated pharmaceuticals are designed to strengthen, stabilize and reshape the cornea through a process called corneal collagen cross-linking to treat corneal ectatic disorders and correct refractive conditions. Glaukos is leveraging its platform technology to build a comprehensive and proprietary portfolio of micro- scale surgical and pharmaceutical therapies in glaucoma, corneal health and retinal disease.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward- looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties regarding the duration and severity of the COVID-19 pandemic and its impact on our business or the economy generally; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single- source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject, the iStent inject W, our corneal cross-linking products or other products in development of our products; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our ability to compete effectively in the medical device industry and against current and future competitors (including MIGS competitors); our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which was filed with the Securities and Exchange Commission on November 5, 2020, and will also be included in our Annual Report on Form 10-K for 2020, which we expect to file on or before March 1, 2021. Our filings with the Securities and Exchange Commission are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward- looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company’s industry to enhance comparability of the Company’s financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the term "Non-GAAP" to exclude intellectual property litigation income and expenses, amortization of intangible assets, fair value adjustments to contingent consideration liabilities arising from acquisitions, costs and expenses associated with acquisitions and integration, costs associated with enterprise system upgrades, certain inventory write- off charges, in-process R&D charges, amortization of debt discount and associated issuance costs related to the company’s convertible senior debt offering, significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. See “GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net sales	$73,234	$65,849	$224,959	$236,984
Cost of sales	19,590	15,904	91,719	38,588
Gross profit	53,644	49,945	133,240	198,396
Operating expenses:
Selling, general and administrative	43,792	59,611	171,401	176,635
Research and development	21,244	20,031	85,392	68,308
In-process research and development	—	—	—	3,745
Total operating expenses	65,036	79,642	256,793	248,688
Loss from operations	(11,392)	(29,697)	(123,553)	(50,292)
Non-operating (expense) income:
Interest income	498	801	2,379	3,169
Interest expense	(5,631)	(524)	(14,115)	(2,565)
Other income (expense), net	2,634	160	2,975	(348)
Total non-operating (expense) income	(2,499)	437	(8,761)	256
Loss before taxes	(13,891)	(29,260)	(132,314)	(50,036)
Income tax benefit	(3,243)	(65,841)	(11,966)	(65,460)
Net (loss) income	$(10,648)	$36,581	$(120,348)	$15,424
Basic net (loss) income per share	$(0.24)	$0.92	$(2.70)	$0.41
Diluted net (loss) income per share	$(0.24)	$0.84	$(2.70)	$0.37
Weighted average shares used to compute basic net (loss) income per share	45,054	39,840	44,497	37,355
Weighted average shares used to compute diluted net (loss) income per share	45,054	43,365	44,497	41,145

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$96,596	$62,430
Short-term investments	307,772	111,553
Accounts receivable, net	36,059	38,417
Inventory, net	15,809	42,578
Prepaid expenses and other current assets	13,206	7,900
Total current assets	469,442	262,878
Restricted cash	9,566	9,326
Property and equipment, net	24,008	22,056
Operating lease right-of-use asset	20,009	15,704
Finance lease right-of-use asset	51,443	54,048
Intangible assets, net	357,693	382,605
Goodwill	66,134	66,134
Deposits and other assets	7,207	5,649
Total assets	$1,005,502	$818,400
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,371	$5,781
Accrued liabilities	45,331	51,919
Total current liabilities	49,702	57,700
Convertible senior notes	189,416	-
Operating lease liability	20,704	14,195
Finance lease liability	60,690	58,435
Deferred tax liability, net	10,512	9,632
Other liabilities	7,029	5,166
Total liabilities	338,053	145,128
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 45,275 and 43,530 shares issued and 45,247 and 43,502 shares outstanding at December 31, 2020 and December 31, 2019, respectively	45	44
Additional paid-in capital	976,590	861,740
Accumulated other comprehensive income	1,004	1,330
Accumulated deficit	(310,058)	(189,710)
Less treasury stock (28 shares as of December 31, 2020 and December 31, 2019)	(132)	(132)
Total stockholders’ equity	667,449	673,272
Total liabilities and stockholders’ equity	$1,005,502	$818,400

GLAUKOS CORPO RATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts)
(Unaudited)

	Q4 2020				Q4 2019
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$19,590	$(7,417)	(a)(c)(d)(g)	$12,173	$15,904	(5,823)	(a)(b)(k)	$10,081
Gross profit	$53,644	$7,417		$61,061	$49,945	5,823		$55,768
Operating expenses:
Selling, general and administrative	$43,792	$(3,622)	(d)(e)(f)(g)(h)	$40,170	$59,611	$(21,623)	(e)(f)(g)	$37,988
Research and development	$21,244	$71	(d)(g)	$21,315	$20,031	—		$20,031
Total operating expenses	$65,036	$(3,551)		$61,485	$79,642	$(21,623)		$58,019
Loss from operations	$(11,392)	$10,968		$(424)	$(29,697)	$27,446		$(2,251)
Non-operating (expense) income:
Interest expense	(5,631)	2,740	(i)	(2,891)	(524)	—		(524)
Total non-operating (expense) income	(2,499)	2,740		241	437	—		437
(Loss) income before taxes	(13,891)	13,708		(183)	(29,260)	27,446		(1,814)
Income tax (benefit) provision	(3,243)	3,830	(j)	587	(65,841)	66,398	(j)	557
Net (loss) income	$(10,648)	$9,878	(l)	$(770)	$36,581	$(38,952)	(l)	$(2,371)
Diluted net (loss) income per share	$(0.24)			$(0.02)	$0.84			$(0.06)

(a)	Cost of sales adjustments related to the amortization of developed technology intangible assets from the Avedro, Inc. acquisition in the amount of $5.5 million and $2.3 million in Q4 2020 and Q4 2019, respectively.
(b)	Cost of sales adjustments related to the inventory fair value step up from the Avedro, Inc. acquisition in the amount of $4.0 million in Q4 2019.
(c)	iStent Inject inventory excess charges from the launch of iStent Inject W in the amount of $1.9 million.
(d)	Employee Retention and Family First act credits in the amount of ($0.1) million in cost of sales, ($0.2) million in research and development, and ($0.7) million in selling, general and administrative.
(e)	Expenses related to the Company’s patent infringement litigation and related matters, consisting of $0.9 million in Q4 2020 and $2.1 million in Q4 2019.
(f)	Costs of $0.04 million in Q4 2020 and $2.9 million in Q4 2019 associated with the Company’s implementation of its new enterprise systems and other technology optimizations.
(g)	Expenses related to the Avedro, Inc. acquisition:
●	Transaction and integration expenses of $4.7 million in Q4 2019 related to the Company’s acquisition of Avedro, Inc., consisting primarily of financial advisory fees, legal fees, accounting fees, and other costs in selling, general and administrative.
●	Reversal of restructuring expenses of ($0.1) million and restructuring expenses of $4.1 million in selling, general and administrative in Q4 2020 and Q4 2019, respectively.
●	Amortization expense of customer relationship intangible assets in the amount of $0.7 million and $0.3 million in selling, general and administrative in Q4 2020 and Q4 2019, respectively.
●	Stock-based compensation expense related to replacement awards in the amount of $0.08 million in cost of sales, $0.2 million in selling, general and administrative and $0.2 million in research and development in Q4 2020; and $7.6 million in selling, general and administrative in Q4 2019.
(h)	Adjustment of $2.6 million related to certain indirect tax reserves.
(i)	Non-cash interest expense for the amortization of debt discount and associated issuance costs related to the convertible senior notes.
(j)	Tax benefit related to the Company’s issuance of the convertible senior notes in the amount of $3.8 million and from the Avedro, Inc. acquisition in the amount of $66.4 million in Q4 2020 and Q4 2019, respectively.
(k)	Reduction of cost of sales related to a medical device excise tax refund in the amount of $0.5 million.
(l)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company’s U.S. taxable loss positions in both 2020 and 2019.

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts) (Unaudited)

	Full Year 2020				Full Year 2019
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$91,719	$(53,784)	(a)(b)(c)(d)(e)(i)	$37,935	$38,588	(5,823)	(a)(b)(m)	$32,765
Gross profit	$133,240	$53,784		$187,024	$198,396	5,823		$204,219
Operating expenses:
Selling, general and administrative	$171,401	$(19,107)	(e)(f)(g)(h)(i)(j)	$152,294	$176,635	$(37,580)	(g)(h)(i)	$139,055
Research and development	$85,392	$(2,451)	(e)(f)(i)	$82,941	$68,308	—		$68,308
In-process research and development	—	—		—	3,745	(3,745)	(l)	—
Total operating expenses	$256,793	$(21,558)		$235,235	$248,688	$(41,325)		$207,363
Loss from operations	$(123,553)	$75,342		$(48,211)	$(50,292)	$47,148		$(3,144)
Non-operating (expense) income:
Interest expense	(14,115)	5,974	(k)	(8,141)	(2,565)	—		(2,565)
Total non-operating (expense) income	(8,761)	5,974		(2,787)	256	—		256
Loss before taxes	(132,314)	81,316		(50,998)	(50,036)	47,148		(2,888)
Income tax (benefit) provision	(11,966)	12,050	(n)	84	(65,460)	66,398	(n)	938
Net (loss) income	$(120,348)	$69,266	(o)	$(51,082)	$15,424	$(19,250)	(o)	$(3,826)
Diluted net (loss) income per share	$(2.70)	$(1.15)		$0.37	$(0.10)

(a)	Cost of sales adjustments related to the amortization of developed technology intangible assets from the Avedro, Inc. acquisition in the amount of $22.1 million and $2.3 million, full year 2020 and 2019, respectively.
(b)	Cost of sales adjustments related to the inventory fair value step up from the Avedro, Inc. acquisition in the amount of $24.7 million and $4.0 million full year 2020 and 2019, respectively.
(c)	Inventory write-off charges and COVID-19 related excess and obsolete reserves, a portion of which includes the associated fair- value step up of acquired Avedro inventory, totaling $4.3 million.
(d)	iStent Inject inventory excess charges from the launch of iStent Inject W in the amount of $1.9 million.
(e)	Employee Retention and Family First act credits in the amount of ($0.1) million in cost of sales, ($0.2) million in research and development, and ($0.7) million in selling, general and administrative.
(f)	Restructuring expenses not related to the Avedro, Inc. acquisition of $0.2 million in selling, general and administrative and $0.1 million in research and development.
(g)	Expenses related to the Company’s patent infringement litigation and related matters, consisting of $5.2 million full year 2020 and $8.3 million full year 2019.
(h)	Costs of $0.8 million full year 2020 and $10.1 million full year 2019 associated with the Company’s implementation of its new enterprise systems and other technology optimizations.
(i)	Expenses related to the Avedro, Inc. acquisition:
●	Transaction expenses of $6.7 million full year 2019 related to the Company’s acquisition of Avedro, Inc., consisting primarily of financial advisory fees, legal fees, accounting fees, and other costs in selling, general and administrative.
●	Integration expenses consisting primarily of legal fees, accounting fees and other costs in selling, general and administrative in the amount of $0.8 million and $0.5 million full year 2020 and 2019, respectively.
●	Reversal of restructuring expenses of ($0.1) million in cost of sales and restructuring expenses of $0.7 million in selling, general and administrative and $0.1 million in research and development full year 2020; and $4.1 million restructuring expenses in selling, general and administrative full year 2019.
●	Amortization expense of customer relationship intangible assets in the amount of $2.8 million and $0.3 million in selling, general and administrative full year 2020 and 2019, respectively.
●	Stock-based compensation expense related to replacement awards in the amount of $0.9 million in cost of sales, $6.6 million in selling, general and administrative and $2.5 million in research and development full year 2020; and $7.6 million in selling, general and administrative full year 2019.
(j)	Adjustment of $2.6 million related to certain indirect tax reserves.
(k)	Non-cash interest expense for the amortization of debt discount and associated issuance costs related to the convertible senior notes.
(l)	Consists of $2.2 million related to the purchase of certain DOSE assets and $1.5 million for the upfront payment associated with the execution of the licensing arrangement with Intratus, Inc.
(m)	Reduction of cost of sales related to a medical device excise tax refund in the amount of $0.5 million.
(n)	Tax benefit related to the Company’s issuance of the convertible senior notes in the amount of $12.1 million and from the Avedro, Inc. acquisition in the amount of $66.4 million full year 2020 and 2019, respectively.
(o)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company’s U.S. taxable loss positions in both 2020 and 2019.